Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-139253, 333-139251 and 333-139250) and Registration Statements on Form S-3 (Nos. 333-169826 and 333-182428) of The Andersons, Inc. of our report dated February 21, 2014 relating to the consolidated financial statements of Lux JV Treasury Holding Company, S.à.r.l. which appears in this Form 10‑K of The Andersons, Inc.

/s/ PricewaterhouseCoopers LLP
Waterloo, Ontario, Canada
February 28, 2014